SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):February 10, 2003


              Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
           Incorporation)



        45200 Business Court, Dulles, VA            20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703) 650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 9.   Regulation FD Disclosure.

Atlantic Coast Airlines Holdings, Inc. (ACA) (Nasdaq/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the Deutsche Banc Securities 2003 Global Transportation Conference being held in Naples, FL. The ACA presentation is scheduled to take place Wednesday, February 12, 2003 at approximately 11:20am Eastern time.

A live audio-only webcast of the conference is being presented by the sponsors. It will be accessible through the following web address:

http://www.visualwebcaster.com/event.asp?id=11389

A recording of the ACA presentation will also be available at that same address for at least 30 days following the conference.

The slides that will accompany the ACA presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast Airlines corporate website:

www.atlanticcoast.com

On   February  10,  2003,  Atlantic  Coast  Airlines  issued  the following press release attached hereto as Exhibit 99.


Statements  in  this  news  release  and  by  company  executives regarding projections and expectations of future operations, earnings, revenues and costs represent forward-looking statements and information that are based on management's current expectations as of the date of this press release. In this context, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the company's management, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-looking statements. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others: United's decision to elect either to affirm all of the terms of the company's existing United Express Agreement, or to reject the agreement in its entirety; the timing of such decision; any efforts by United to negotiate changes as a condition to affirming the contract; United's ability and willingness to make future payments to the company under the United Express Agreement; the company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United; willingness of finance parties to continue to finance additional aircraft deliveries pending United's decision whether to affirm or reject the United Express Agreement and of market conditions generally; United's ability to successfully reorganize in bankruptcy; changes in levels of service agreed to by the company with its code-share partners due to market conditions; the ability and timing of agreeing upon rates with United; the ability of these partners to manage their operations and cash flow, and ability and willingness of these partners to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the company's 328JET aircraft; whether the company is able to recover or realize on its claims against Fairchild Dornier in its insolvency proceedings and unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11 and from the slow economy which may impact the company, its code-share partners, and aircraft manufacturers in ways that the company is not currently able to predict. These and other factors are more fully disclosed under the company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2001 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These statements are made as of February 10, 2003 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new information, future events, changed expectations or otherwise.






                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  February 10, 2003      By:  /S/ David Asai
                              David Asai
                              Vice President and Chief
                              Accounting Officer